UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2008

Crescent Financial Corporation
(Exact name of registrant specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 High House Road, Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

[not applicable]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

Amended Salary Continuation Agreements. On September 10, 2008, Crescent State Bank (the “Bank”), a wholly owned subsidiary of Crescent Financial Corporation (the “Corporation”), entered into amended salary continuation agreements with Michael G. Carlton, President and Chief Executive Officer of the Corporation and the Bank, and Ray D. Vaughn, Senior Vice President and Chief Operating Officer of the Bank. The amended salary continuation agreements amend and restate these executives’ October 24, 2007 salary continuation agreements in their entirety. The amended salary continuation agreements were revised to ensure that benefits under the agreements are paid in a manner and at a time that are consistent with Section 409A, a provision of the Internal Revenue Code governing nonqualified deferred compensation. In addition, the amended salary continuation agreements increase Mr. Carlton’s normal annual retirement benefit by $100,000 to $256,100 and Mr. Vaughn’s normal annual retirement benefit by $25,000 to $75,000. The change-in-control benefit amounts under the amended salary continuation agreements are the same as the change-in-control benefits provided under the executives’ October 24, 2007 salary continuation agreements, and represent no increase in the amount of the change-in-control benefit for Messrs. Carlton and Vaughn.

Amended Employment Agreements. On September 10, 2008, the Corporation and the Bank entered into new employment agreements with Messrs. Carlton and Vaughn, as well as Bruce W. Elder, Vice President and Principal Accounting Officer of the Corporation and Senior Vice President and Chief Financial Officer of the Bank, and Thomas E. Holder Jr., Senior Credit Officer of the Bank, replacing their October 24, 2007 employment agreements. Again, the principal reason for replacement of the existing employment agreements was to ensure compliance with the requirements of Internal Revenue Code Section 409A. The new employment agreements for Messrs. Elder, Holder, and Vaughn include a provision providing a $75,000 payment triggered by a change in control. In addition, the new employment agreements for Messrs. Holder and Vaughn contain a noncompete provision that prohibits competition with the Bank for one year after employment termination. The perpetual three-year term of the employment agreements is not changed, nor are the other benefits provided under the agreements different. The salaries stated in the new employment agreements are the executives’ current base salaries in 2008 and the executives receive four weeks of vacation per year instead of three.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Financial Corporation

Date: September 12, 2008	By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer